EX-23(b)

Sutherland                                        1275 Pennsylvania Avenue, N.W.
Asbill &                                             Washington, D.C. 20004-2415
Brennan LLP                                                         202.383.0100
ATTORNEYS AT LAW                                                fax 202.637.3593
                                                                  www.sablaw.com

Steven B. Boehm
DIRECT LINE: 202.383.0176
Internet: sboehm@sablaw.com

                                                 April 27, 2004


Board of Trustees
Teachers Insurance and Annuity Association of America
730 Third Avenue
New York, NY 10017-3206


         Re: Teachers Insurance and Annuity Association of America TIAA Real Estate Account


Ladies and Gentlemen:

              We hereby consent to the reference to our name under the caption "LEGAL MATTERS" in the Prospectus filed as a part of pre-effective amendment No. 1 to registration statement on Form S-1 for the TIAA Real Estate Account. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                            Sincerely,

                                            SUTHERLAND ASBILL & BRENNAN LLP


                                            By: /s/ Steven B. Boehm
                                               -----------------------
                                                     Steven B. Boehm





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